EX.99(d)(i)(b)

                               Amended Schedule A
                                     to the
                Investment Advisory and Administration Agreement
                                     between
                         Heritage Asset Management, Inc.
                                       and
                              Heritage Series Trust

      As compensation pursuant to Paragraph 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Series Trust (the "Trust"), the Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

      FOR THE HERITAGE DIVERSIFIED GROWTH FUND:

                                        Advisory Fees as a % of
Average Daily Net Assets                Average Daily Net Assets
------------------------                ------------------------

Up to and including $50 million                  1.00%
In excess of $50 million up to and
including $500 million                           0.75%
In excess of $500 million up to
and including $1 billion                         0.70%
In excess of $1 billion                          0.65%

      FOR HERITAGE SMALL CAP STOCK FUND:

                                        Advisory Fees as a % of
Average Daily Net Assets                Average Daily Net Assets
------------------------                ------------------------

Up to and including $50 million                  1.00%
In excess of $50 million                         0.75%

      FOR HERITAGE GROWTH EQUITY FUND:

                                        Advisory Fees as a % of
Average Daily Net Assets                Average Daily Net Assets
------------------------                ------------------------

Up to and including $1 billion                   0.75%
In excess of $1 billion                          0.70%

      FOR HERITAGE MID CAP STOCK FUND
                                        Advisory Fees as a % of
Average Daily Net Assets                Average Daily Net Assets
------------------------                ------------------------

Up to and including $500 million                 0.75%
In excess of $500 million up to
and including $1 billion                         0.70%
In excess of $1 billion                          0.65%

      FOR THE HERITAGE VALUE EQUITY FUND:

                                        Advisory Fees as a % of
Average Daily Net Assets                Average Daily Net Assets
------------------------                ------------------------

Up to and including $500 million                 0.75%
In excess of $500 million                        0.70%

      FOR THE HERITAGE INTERNATIONAL EQUITY FUND:

                                        Advisory Fees as a % of
Average Daily Net Assets                Average Daily Net Assets
------------------------                ------------------------

Up to and including $100 million                 1.00%
In excess of $100 million up to
and including $1 billion                         0.80%
In excess of $1 billion                          0.70%


Supplement Dated November 30, 2004 and effective September 1, 2004.